                                                            Exhibit 99B(6)(a)(i)
                            UNDERWRITING AGREEMENT
                            ----------------------

     This Agreement, dated as of the 1st day of July, 1997, made by and between
                                     ---        ----
The Timothy Plan, a Delaware business trust (the "Trust") operating as a
----------------
registered investment company under the Investment Company Act of 1940, as amended (the "Act"), duly organized and existing under the laws of the State of Delaware and Timothy Partners, Ltd. (Timothy Partners) a registered investment advisor and broker/dealer existing as a Florida limited partnership (collectively, the "Parties").

                               WITNESSETH THAT:

     WHEREAS, the Trust is authorized by its Trust Instrument to issue separate series of shares representing interests in separate investment portfolios (the "Series"), which Series are identified on Schedule "B" attached hereto, and which Schedule "B" may be amended from time to time by mutual agreement among the Parties; and

     WHEREAS, Timothy Partners has been appointed investment advisor to the Trust; and

     WHEREAS, Timothy Partners is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by Timothy Partners of shares of the Series of the Trust (the "Shares").
     NOW, THEREFORE, in consideration of the promises and agreements of the Parties contained herein, the Parties agree as follows:

1.   Appointment.
     -----------
     The Trust hereby appoints Timothy Partners as its exclusive agent for the distribution of the Shares, and Timothy Partners hereby accepts such appointment under the terms of this Agreement. The Trust agrees that it will not sell any shares to any person except to fill orders for the shares received through Timothy Partners; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Trust or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Trust; (b) to shares which may be offered by the Trust to its stockholders for reinvestment of cash distributed from capital gains or net investment income of the Trust; or (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Trust's prospectus. Notwithstanding any other provision hereof, the Trust may terminate, suspend, or withdraw the offering of the Shares whenever, in its sole discretion, it deems such action to be desirable.

2.   Sale and Repurchase of Shares.
     -----------------------------
     (a) Timothy Partners is hereby granted the right as agent for the Trust, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2(c) hereof).
     (b) Timothy Partners will also have the right to take, as agent for the Trust, all actions which, in Timothy Partners' judgment, are necessary to carry into effect the distribution of the Shares.
     (c) The public offering price shall be the net asset value of the Shares then in effect.
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     (d)  The net asset value of the Shares shall be determined in the manner provided in the then current prospectus, and statement of additional information relating to the Shares and when determined shall be applicable to all transactions as provided in the prospectus. The net asset value of the Shares shall be calculated by the Trust or by another entity on behalf of the Trust. Timothy Partners shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.
     (e) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly.
     (f) Upon receipt of purchase instructions, Timothy Partners will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.
     (g) Nothing in this Agreement shall prevent Timothy Partners or any affiliated person (as defined in the Act) of Timothy Partners from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Timothy Partners or such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Timothy Partners expressly agrees that it will not for its own account purchase any shares of the Trust except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Trust, and that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.
     (h) Timothy Partners may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the prospectus.

3.   Rules of Sale of Shares.
     -----------------------
     Timothy Partners does not agree to sell any specific number of Shares. Timothy Partners, as Underwriter for the Trust, undertakes to sell Shares on a best efforts basis and only against orders received therefor.

     The Trust reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed adequate by it.

4.   Rules of NASD.
     -------------
     (a) Timothy Partners will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Shares.
     (b) Timothy Partners will require each dealer with whom Timothy Partners has a selling agreement to conform to the applicable provisions of the prospectus, with respect to the public offering price of the Shares, and Timothy Partners shall not cause the Trust to withhold the placing of purchase orders so as to make a profit thereby.
     (c) The Trust agrees to furnish to Timothy Partners sufficient copies of any agreements, plans, communications with the public or other materials it intends to use in connection with any sales of Shares in adequate time for Timothy Partners to file and clear such materials with the proper authorities before they are put in use. In addition, the Trust agrees not to use any such materials until so filed and cleared for use by appropriate authorities and Timothy Partners.
     (d) Timothy Partners, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the parties.
     (e) Timothy Partners shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, Service Organization, broker or dealer to make, any representations concerning the Shares except those contained in the prospectus covering the Shares and in communications with the public or sales materials approved by Timothy Partners as information supplemental to such prospectus. Copies of the prospectus will be supplied by the Trust to Timothy Partners in reasonable quantities upon request.

5.   Records to be Supplied by the Trust.
     -----------------------------------
     The Trust shall furnish to Timothy Partners copies of all information, financial statements and other papers which Timothy Partners may reasonably request for use in connection with the distribution of the Shares including, but not be limited to, one certified copy of all financial statements prepared for the Trust by its independent public accountants.

6.   Expenses.
     --------
     (a)  The Trust will bear the following expenses:
          (i) preparation, setting in type, and printing of sufficient copies of the prospectuses and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders;
          (ii) preparation, printing and distribution of reports and other communications to shareholders;
          (iii)   registration of the Shares under the federal securities laws;
          (iv) qualification of the Shares for sale in the jurisdictions mutually agreed upon by the Trust and Timothy Partners;
          (v) maintaining facilities for the issue and transfer of the Shares;
          (vi) supplying information, prices and other data to be furnished by the Trust under this Agreement; and
          (vii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

     (b) Timothy Partners will pay all other expenses incident to the sale and distribution of the Shares sold hereunder.

7.   Compensation.
     ------------
     For its services under this Agreement, Timothy Partners shall serve in this capacity without compensation. The services provided include acting as primary underwriter/ distributor of the Trust and licensing/regulatory agent for Timothy Partners personnel.

8.   Liability of Timothy Partners.
     ------------------------------
     (a) Timothy Partners, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of Timothy Partners in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.
     (b) The Trust agrees to indemnify and hold harmless Timothy Partners against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which Timothy Partners may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which Timothy Partners may be involved as a party or otherwise or with which Timothy Partners may be threatened, by reason of the offer or sale of the Trust shares prior to the execution of this Agreement except for losses resulting from willful misfeasance, bad faith or negligence on the part of Timothy Partners in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     (c) The Trust agrees to indemnify and hold harmless Timothy Partners, and each person, who controls Timothy Partners within the meaning of
          Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a prospectus, statement of additional information, supplement thereto, sales literature or other written information prepared by the Trust and furnished by the Trust to Timothy Partners for Timothy Partners' use hereunder, disseminated by the Trust or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall not, however, inure to the benefit of Timothy Partners (or any person controlling Timothy Partners) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Trust to any person by Timothy Partners (i) if such untrue statement or omission or alleged untrue statement or omission was made in the prospectus, statement of additional information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished to the Trust by Timothy Partners specifically for use therein or (ii) if such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in the prospectus, statement of additional information, or supplement, sales or other literature, if the Trust shall correct the untrue statement or omission or the alleged untrue statement or omission which is the basis of the loss, claim, damage or liability for which indemnification is sought and a copy of the corrected prospectus was not delivered to such person at or before the confirmation of the sale to such person, unless such failure to deliver the corrected prospectus was a result of noncompliance by the Trust.

     (d) Timothy Partners agrees to indemnify and hold harmless the Trust and each person, if any, who controls the Trust within the meaning of
          Section 15 of the Securities Act or Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement of a material fact contained in the prospectus or statement of additional information or any supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished in writing to the Trust by Timothy Partners specifically for use therein.

9.   Termination of this Agreement.
     -----------------------------
     This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated with respect to the Trust at any time, without payment of any penalty, by vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust or by vote of a majority of the outstanding voting securities of the Trust or by Timothy Partners on sixty (60) days' written notice to the other party.

10.  Effective Period of this Agreement.
     ----------------------------------
     This Agreement shall be effective on the date noted above and shall remain in full force and effect for a period of two (2) years thereafter (unless terminated as set forth in Paragraph 10), and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by:
     (i)  a majority of the outstanding voting securities of the Trust; or
     (ii) a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party by vote cast in person at a meeting called for the purpose of voting on such approval.

     The provisions of paragraph 8 hereof shall survive the termination of this Agreement.

11.  Amendments.
     ----------
     No provision of this Agreement may be amended or modified, in any manner whatsoever except by a written agreement properly authorized and executed by the Parties.

12.  Section Headings  Section and Paragraph headings are for convenience only
     ----------------
     and shall not be construed as part of this Agreement.

13.  Reports.
     -------
     Timothy Partners shall prepare reports for the Board of Trustees of the Trust on a quarterly basis showing such information as from time to time shall be reasonably
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     requested by such Board.

14.  Severability.
     ------------
     If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

15.  Governing Law.
     -------------
     This Agreement shall be governed by the laws of the State of Florida and that the venue of any action arising under this Agreement shall be County of Orange, State of Florida.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of eight type written pages, together with Schedules "A" and "B", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

The Timothy Plan                                 Timothy Partners,Ltd.
----------------                                 ---------------------



/s/Arthur D. Ally                                /s/Arthur D. Ally
-----------------------------                    -----------------------------
By: Arthur D. Ally, President                    By: Arthur D. Ally, President





/s/Joseph E. Boartwright                         /s/Bonnie Ally
-----------------------------                    -----------------------------
Attest:  Joseph E. Boatwright, Secretary         Attest: Bonnie Ally, Secretary


             (SEAL)                                          (SEAL)
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                                                                    SCHEDULE "A"

                       UNDERWRITER/DISTRIBUTION SERVICES
                                      FOR
                               THE TIMOTHY PLAN

TIMOTHY PARTNERS
----------------

Timothy Partners, a fully registered Broker/Dealer and member of the National Association of Securities Dealers (NASD) offers Underwriter/Sponsor and Distribution/Marketing Services to our Mutual Fund Clients.

UNDERWRITER/SPONSOR SERVICES
----------------------------

As Underwriter/Sponsor, Timothy Partners assumes the responsibility for distribution of Trust shares within the guidelines outlined by the Investment Company Act of 1940, as amended, of the U.S. Securities Exchange Commission as well as the NASD. This includes, but is not limited to, submission of Trust literature to the NASD as well as registration and licensing of Trust personnel.

Underwriter/Sponsor services include:

A)   Preparation and execution of Underwriter and 12b-1 Plan Agreements
          .    Monitoring accruals
          .    Monitoring expenses
          .    Disbursements for expenses and trail commissions

B)   Quarterly 12b-1 Reports to Board of Trustees

C)   Literature review, recommendations and submission to the NASD

D)   Initial NASD Licensing and Transfers of Registered Representatives
          .    U-4 Form and Fingerprint Submission to NASD
          .    Supplying Series 6 and 63 written study material
          .    Registration for Exam Preparation classes
          .    Renewals and Terminations of Representatives

E)   Written supervisory procedures and manuals for Registered Representatives

F) Ongoing compliance updates for Representatives regarding sales practices, written correspondence and other communications with the public.

G)   NASD Continuing Education Requirement

                                                                    SCHEDULE "B"

                           IDENTIFICATION OF SERIES


Below are listed the "Series" to which services under this Agreement are to be performed as of the execution date of this Agreement:


                   "The Timothy Plan - Institutional Class"
                       "The Timothy Plan - Retail Class"


This Schedule "B" may be amended from time to time by agreement of the Parties.